The Law Office of James G. Dodrill II, P.A.
                              5800 Hamilton Way
                            Boca Raton, FL  33496
                              Tel: 561-862-0529
                              Fax: 561-862-0927
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                              June 14, 2004


OBN Holdings, Inc.
8275 South Eastern Avenue
Suite 200
Las Vegas, NV 89123

RE:      OBN HOLDINGS, INC.
         REGISTRATION STATEMENT SB-2

Gentlemen:

         At your request, I have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by OBN Holdings, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,650,000 shares of Common Stock, par value $0.001 per share, of the Company to be sold by the Company; and 37,395 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company previously issued by the Company and to be sold by certain selling shareholders of the Company, as identified in the Registration Statement.

     I have examined such other certificates, agreements, documents and papers, and have made such other inquiries and investigations of law as I have deemed appropriate and necessary in order to express the opinion set forth in this letter. In these examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is my opinion that the shares of Common Stock to be sold by the Company and by selling shareholders will, when sold, be legally issued, fully paid, and non-assessable and that the Company has the power, and has properly issued such shares of Common Stock.

     I hereby consent (a) to be named in the Registration
Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,
                                     LAW OFFICE OF JAMES G. DODRILL II, P.A.



                                     /s/ James G. Dodrill II, Esq.
                                     -----------------------------
                                         James G. Dodrill II, Esq.